                                                                   Exhibit 4.3



                            NOTES PURCHASE AGREEMENT



                           dated as of October 1, 2001



                                 by and between



                         METROMEDIA FIBER NETWORK, INC.



                                       and



                            VERIZON INVESTMENTS INC.


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                                TABLE OF CONTENTS

                                                                            PAGE

1.       DEFINITIONS..........................................................1

2.       PURCHASE OF CONVERTIBLE NOTES.......................................14

         2.1      Purchase of Convertible Notes..............................14

         2.2      Closing....................................................15

         2.3      Use of Proceeds............................................15

3.       PURCHASER REPRESENTATIONS AND WARRANTIES............................15

         3.1      Investment Intention.......................................15

         3.2      Accredited Investor........................................15

         3.3      Corporate Existence........................................15

         3.4      Corporate Power; Authorization; Enforceable Obligations....15

         3.5      Brokers....................................................16

         3.6      Disclosure of Information..................................16

         3.7      Investment Experience......................................16

         3.8      Restricted Securities......................................16

         3.9      Investigation..............................................17

4.       COMPANY REPRESENTATIONS AND WARRANTIES..............................17

         4.1      Authorized and Outstanding Shares of Capital Stock.........17

         4.2      Authorization and Issuance of Convertible Notes............18

         4.3      Securities Laws............................................18

         4.4      Corporate Existence; Compliance with Law; Permits..........18

         4.5      Subsidiaries...............................................19

         4.6      Corporate Power; Authorization; Enforceable Obligations....19

         4.7      SEC Documents; Financial Statements;
                  Undisclosed Liabilities....................................21

         4.8      Perfection and Priority of Liens...........................22

         4.9      Ownership of Property......................................22

         4.10     Material Contracts.........................................23

         4.11     Environmental Protection...................................23

         4.12     Labor Matters..............................................24

         4.13     Taxes......................................................24

         4.14     No Litigation..............................................25

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


         4.15     Brokers....................................................25

         4.16     Patents, Trademarks, Copyrights and Licenses...............25

         4.17     Ordinary Course of Business; No Material Adverse Change....26

         4.18     ERISA......................................................26

         4.19     Insurance..................................................27

         4.20     Solvency...................................................27

         4.21     Regulatory Matters.........................................27

         4.22     No Vote....................................................27

         4.23     Employment Agreements......................................28

         4.24     Investment Company Act.....................................28

         4.25     Stockholders' Consent......................................28

5.       COVENANTS OF THE COMPANY AND PURCHASER..............................28

         5.1      Regulatory and Other Authorizations........................28

         5.2      Further Assurances.........................................29

         5.3      Use of Proceeds............................................29

         5.4      Proxy or Information Statement.............................29

6.       CLOSING CONDITIONS TO OBLIGATION OF THE PURCHASER...................31

         6.1      Representations and Warranties.............................31

         6.2      Covenants..................................................31

         6.3      No Orders..................................................31

         6.4      No Investigations..........................................31

         6.5      Opinion of Counsel.........................................32

         6.6      Additional Transaction Documents...........................32

         6.7      Financial Officer's Certificates...........................32

         6.8      Financial Statements.......................................32

         6.9      Delivery of Convertible Notes..............................33

         6.10     Consents and Approvals.....................................33

         6.11     Senior Credit Facility.....................................33

         6.12     Issuance of Convertible Debt...............................33

         6.13     Vendor Agreements..........................................33

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

         6.14     Depositary Agreement.......................................34

         6.15     Security Interest..........................................34

         6.16     Good Standing Certificates.................................34

         6.17     Officer's Certificate......................................34

         6.18     Secretary's Certificate....................................34

         6.19     Financial Projections......................................34

         6.20     Payments to Purchaser......................................34

         6.21     Certain Additional Conditions..............................34

7.       CLOSING CONDITIONS TO OBLIGATION OF COMPANY.........................35

         7.1      Representations and Warranties.............................35

         7.2      Covenants..................................................35

         7.3      No Orders..................................................35

         7.4      Transaction Documents......................................35

         7.5      No Investigations..........................................35

         7.6      Consents and Approvals.....................................35

8.       INDEMNIFICATION.....................................................35

         8.1      Indemnification............................................35

         8.2      Limitations on Indemnification for Breaches of
                  Representations, Warranties and Covenants..................36

         8.3      General Indemnification Procedures.........................37

         8.4      Tax Treatment of Indemnity Payments........................38

9.       MISCELLANEOUS.......................................................38

         9.1      Successors and Assigns.....................................38

         9.2      Amendments; Etc............................................38

         9.3      Entire Agreement...........................................39

         9.4      Fees, Costs and Expenses...................................39

         9.5      Severability...............................................39

         9.6      Governing Law..............................................39

         9.7      Waiver of Jury Trial.......................................39

         9.8      Notices....................................................39

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

         9.9      Survival...................................................41

         9.10     Sectionand Other Headings..................................41

         9.11     Counterparts...............................................41

         9.12     Publicity..................................................41

         9.13     Remedies...................................................41



SCHEDULES
---------

Schedule 4.1         -     Authorized and Outstanding Shares of Capital Stock
Schedule 4.4(a)      -     Corporate Existence; Compliance with Law
Schedule 4.4(b)      -     Permits
Schedule 4.5         -     Subsidiaries
Schedule 4.6         -     Required Consents
Schedule 4.7         -     SEC Documents; Financial Statements; Undisclosed
                           Liabilities
Schedule 4.8         -     C&MA Agreement
Schedule 4.9         -     Ownership of Property
Schedule 4.10        -     Material Contracts
Schedule 4.11        -     Environmental Protection
Schedule 4.12        -     Labor Matters
Schedule 4.13        -     Taxes
Schedule 4.14        -     Litigation
Schedule 4.16        -     Patents, Trademarks, Copyrights and Licenses
Schedule 4.17        -     Ordinary Course of Business; No Material Adverse
                           Change
Schedule 4.18(a)     -     ERISA
Schedule 4.18(b)     -     ERISA Compliance
Schedule 4.21        -     Regulatory


EXHIBITS
--------

Exhibit A         Indenture
Exhibit B         Notes Registration Rights Agreement Amendment
Exhibit C         Amended and Restated Stockholders' Agreement
Exhibit D         Equity Registration Rights Agreement Amendment
Exhibit E         Depositary Agreement
Exhibit F         Security Agreement
Exhibit G         Exchange Agreement
Exhibit H         Fiber Optic Network Agreement Amendment
Exhibit I         Intercreditor Agreement
Exhibit J         Right of Negotiation Agreement

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

Exhibit K         Old Securities Purchase Agreement Amendment
Exhibit L         Stockholders' Consent
Exhibit M         Voting Agreement
Exhibit N         C&MA Assignment Agreement

                            NOTES PURCHASE AGREEMENT
                            ------------------------

         NOTES PURCHASE AGREEMENT, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY"), and Verizon Investments Inc., a Delaware corporation formerly known as Bell Atlantic Investments, Inc. (the "PURCHASER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, upon the terms and conditions hereinafter provided, one or more 8.5% senior secured convertible notes due 2011 in the aggregate principal amount of up to $50,000,000, which are convertible into shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON STOCK"), of the Company, and shall be governed by and in accordance with, the terms of the Indenture (as hereinafter defined) (the "CONVERTIBLE NOTES").

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.       DEFINITIONS

         "2008 NOTES" means the Company's 10% Series B Senior Notes due 2008 issued pursuant to the 2008 Notes Indenture.

         "2008 NOTES INDENTURE" shall mean that certain Indenture, dated as of November 25, 1998, between the Company and The Bank of New York as successor to IBJ Schroder Bank & Trust Company, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time.

         "2009 NOTES" means the Company's 10% Series B Senior Notes due 2009 issued pursuant to the 2009 Notes Indenture.

         "2009 NOTES INDENTURE" shall mean that certain Indenture, dated as of November 17, 1999, between the Company and The Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time.

         "AFFILIATE" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

         "AFFILIATE CONTRACTS" shall mean all agreements, contracts and other instruments between the Company or any of its Subsidiaries, on the one hand, and Metromedia Company or any of its Affiliates, on the other hand.

         "AFFILIATE FINANCING DOCUMENTS" shall mean collectively, the Affiliate Notes, the Affiliate Note Purchase Agreement and the Affiliate Registration Rights Agreement.

         "AFFILIATE NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement, dated as of the date hereof, by and among the Company, the Kluge Trust, David Rockefeller and Stephen A. Garofalo.

         "AFFILIATE NOTES" shall mean the 8.5% senior convertible notes due 2011 issued pursuant to the Affiliate Note Purchase Agreement.

         "AFFILIATE REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Kluge Trust, David Rockefeller and Stephen A. Garofalo.

         "AGREEMENT" shall mean this Notes Purchase Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to such agreement as the same may be in effect at the time such reference becomes operative.

         "ASSOCIATE" as used to indicate a relationship with any Person, shall mean (i) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (ii) any lineal ancestor, lineal descendant, sibling or spouse of such Person, or any other Person who has the same home as such Person, and (iii) any Person who is an Associate of any of the Persons identified in (i) or (ii).

         "BASKET" shall have the meaning set forth in Section 8.2(a) hereof.

         "BECHTEL" means Bechtel Corporation, a Nevada corporation.

         "BECHTEL AGREEMENTS" means, collectively, Vendor Agreements between Bechtel and one or more of the Company's Subsidiaries that are obligors under the Senior Credit Facility providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from such obligors to Bechtel.

         "BENEFICIAL OWNERSHIP" (including correlative meanings) shall mean the ownership of a security (as defined in the Securities Act) as defined under Rule 13d-3 under the Exchange Act.

         "BENEFIT PLANS" shall have the meaning set forth in Section 4.18(a) hereof.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York or the City of Wilmington in the State of Delaware.

         "C&MA" has the meaning set forth in the Security Agreement.
                                                                              2

         "C&MA ASSIGNMENT" shall have the meaning given to such term in Section 4.6(c) hereof.

         "C&MA ASSIGNMENT AGREEMENT" means that certain Assignment Agreement, dated as of October 1, 2001, among MFNS, as assignor, and the Company, as assignee, in the form of EXHIBIT N hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges or Liens upon or relating to (i) the Company's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) the Company's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of the Company's or any of its Subsidiaries' business.

         "CITICORP VOTING AGREEMENT" means that certain Voting Agreement, dated as of September 6, 2001, by and among Metromedia Company and the initial holders under the Senior Credit Facility signatory thereto.

         "CLASS A COMMON STOCK" shall have the meaning set forth in the recitals to this Agreement.

         "CLASS B COMMON STOCK" shall mean the Company's Class B Common Stock, par value $.01 per share.

         "CLOSING" shall have the meaning set forth in Section 2.2 hereof.

         "CLOSING DATE" shall have the meaning set forth in Section 2.2 hereof.

         "COLLATERAL" has the meaning set forth in the Security Agreement.

         "COMMON STOCK" shall mean collectively the Class A Common Stock and the Class B Common Stock and any recapitalization or reclassification of either such class of Common Stock.

         "COMPANY" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "COMPANY PLANS" shall have the meaning set forth in Section 4.18(a) hereof.

         "COMPANY SEC DOCUMENTS" shall have the meaning set forth in Section 4.7(a) hereof.

         "COMPANY STOCKHOLDERS' MEETING" shall have the meaning given to such term in Section 5.4(a) hereof.

         "CONSOLIDATING FINANCIAL STATEMENTS" shall mean, as at the end of and for any period, separately presented financial statements for the optical infrastructure business and the internet infrastructure services business of the Company and its Subsidiaries, setting out the revenues, gross margins and property, plant and equipment for each such business as at the end of and for such period.

         "CONVERTIBLE NOTES" shall have the meaning set forth in the recitals to this Agreement.

         "DEPOSITARY AGENT" means Wilmington Trust Company, in its capacity as Depositary Agent under the Depositary Agreement.

         "DEPOSITARY AGREEMENT" means that certain Depositary Agreement, dated as of the date hereof, among the Company, the Indenture Trustee, the Purchaser and the Depositary Agent named therein for the holders of the Convertible Notes, in the form of EXHIBIT E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "DISBURSEMENT ACCOUNT" has the meaning set forth in the Depositary Agreement.

     "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of worker health and safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.)
("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide
Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 740 ET SEQ.); the Federal Water
Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET
SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C.
Section 300f ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes that relate to worker health and safety or the environment.

         "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any environmental condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a Hazardous Substance or threatened Spill of any Hazardous Substance.

         "EQUITY INTERESTS" shall mean shares of Stock and all warrants, options or other rights to acquire Stock (but excluding any debt security that is convertible into, or exchangeable for, Stock).

         "EQUITY REGISTRATION RIGHTS AGREEMENT" shall mean that certain Equity Registration Rights Agreement, dated as of March 6, 2000, by and between the Company and the Purchaser, as amended by Amendment No. 1 to Equity Registration Rights Agreement, dated as of the date hereof, in the form of EXHIBIT D hereto (the "EQUITY REGISTRATION RIGHTS AGREEMENT AMENDMENT"), entered into in connection with the issuance and sale by the Company of Class A Common Stock to the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding the Purchaser and each other Person which would not be an ERISA Affiliate if the Purchaser did not own any issued and outstanding shares of Stock of the Company or the Convertible Notes.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         "EXCHANGE AGREEMENT" shall mean that certain Exchange Agreement, dated as of the date hereof, between the Company and the Purchaser, in the form of EXHIBIT G hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "FACILITY" shall have the meaning set forth in Section 4.11(a) hereof.

         "FCC" shall mean the Federal Communications Commission.

         "FIBER OPTIC PRIVATE NETWORK AGREEMENT" shall mean the Fiber Optic Private Network Agreement by and between Bell Atlantic Global Networks, Inc., and MFNS, dated as of October 7, 1999, as amended by Amendment No. 1 to Fiber Optic Private

Network Agreement, dated as of January 30, 2001, and Amendment No. 2 to Fiber Optic Private Network Agreement, dated as of the date hereof, in the form of EXHIBIT H hereto (the "FIBER OPTIC NETWORK AGREEMENT AMENDMENT"), as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "FINANCIAL OFFICER" of any Person shall mean the chief financial officer, chief accounting officer, treasurer or controller of such Person.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, local or other political subdivision thereof, any court, arbitrator, official, agency, department or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any foreign, federal, state or local governmental or regulatory agency, authority, commission or instrumentality.

         "HAZARDOUS SUBSTANCE" shall have the meaning set forth in Section 4.11(a) hereof.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8.3(a) hereof.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 8.3(a) hereof.

         "INDEMNITY PAYMENT" shall have the meaning set forth in Section 8.4 hereof.

         "INDENTURE" means the indenture, dated as of the date hereof, by and between the Company and Wilmington Trust Company, as trustee, relating to the Convertible Notes, in the form of EXHIBIT A hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "INDENTURE TRUSTEE" shall mean Wilmington Trust Company, as trustee under the Indenture.

         "INFORMATION STATEMENT" has the meaning given to such term in Section 5.4(a) hereof.

         "IN-REGION STATES" has the meaning assigned to such term in the Telecommunications Act.

         "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement, dated as of the date hereof, among the Company, the Indenture Trustee and Citicorp USA Inc., as administrative agent under the Senior Credit Facility, in the form of EXHIBIT J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "INTERLATA SERVICES" has the meaning assigned to such term in the Telecommunications Act.

         "INVESTMENT COMPANY ACT" shall have the meaning set forth in Section
4.24 hereof.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "KLUGE TRUST" means John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, a grantor trust.

         "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, preemptive right, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

         "LOSSES" shall have the meaning set forth in Section 8.1(a) hereof.

         "MATERIAL ADVERSE CHANGE" shall mean any change, occurrence or effect that is or is reasonably likely to be materially adverse to the business, assets, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that changes, occurrences or effects (i) resulting from events, changes, developments, condition or circumstances in worldwide, national or local conditions (political, regulatory, economic or otherwise), (ii) relating to the industries in which the Company operates, (iii) relating to the failure by the Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other external revenue or earnings predictions or expectations for any period ending on or after the date of this Agreement, and (iv) relating to changes in law or accounting principles occurring after the date of this Agreement, shall, in each case, not be deemed to constitute a "Material Adverse Change."

     "MATERIAL ADVERSE EFFECT" shall mean (i) any change, occurrence or effect that is or is reasonably likely to be materially adverse to the business, assets, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Company to perform its obligations hereunder, or under the Convertible Notes, the Indenture, the New 6.15% Notes or the New 6.15% Notes Indenture, or (iii) a material impairment of the rights of or benefits available to the Company hereunder, or under the Convertible Notes, the Indenture, the New 6.15% Notes or the New 6.15% Notes Indenture.

         "MATERIAL CONTRACTS" shall mean (i) all of the Company's and its Subsidiaries' material contracts that would be required to be filed with the SEC pursuant to item 601(b)(10) of Regulation S-K of the Securities Act, (ii) all agreements, leases or other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, its Subsidiaries or any of their respective properties are bound, which involve payments by or to the Company or its Subsidiaries of more than $10,000,000, (iii) all of the Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit, guarantees or any other instruments evidencing or representing indebtedness of the Company or any of its Subsidiaries (including, without limitation, the Senior Notes, the Senior
Note Indentures, the Nortel Agreement, the Bechtel Agreement and the other Vendor Agreements, the Affiliate Financing Documents and the Senior Credit Facility), (iv) all non-competition and similar agreements to which the Company or any of its Subsidiaries is a party that materially restrict the Company's or any of its Subsidiaries' ability to engage in any business, (v) all contracts for the employment of any executive officer of the Company or its Subsidiaries,
(vi) all collective bargaining, union and similar labor contracts of the Company or its Subsidiaries, (vii) all warrant, option or other agreements or instruments providing for the purchase or acquisition by any means, or the right to purchase or acquire, shares of capital stock of the Company or any of its Subsidiaries with a value in excess of $5,000,000, (viii) all material joint venture or partnership agreements, (ix) all agreements with a vendor or a contractor pursuant to which the Company reasonably anticipates that the Company and its Subsidiaries will purchase in the aggregate more than $50,000,000 of equipment or construction services, (x) any agreement providing for the sale or lease of fiber by the Company or any Subsidiary for aggregate consideration of $50,000,000 or more; (xi) all material licenses relating to intellectual property owned or used by the Company or any of its Subsidiaries, (xii) all standstill agreements, and (xiii) all Affiliate Contracts.

     "MFNS" shall mean Metromedia Fiber Network Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 3(37) of ERISA, and to which the Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "NASDAQ" shall have the meaning given to such term in Section 5.4(a) hereof.

         "NEW 6.15% NOTES" means, collectively, the New 6.15% Series A Notes and the New 6.15% Series B Notes.

         "NEW 6.15% NOTES INDENTURE" means that certain Indenture, dated as of the date hereof, between the Company and U.S. Bank Trust National Association, as trustee, relating to the New 6.15% Notes, as the same may be amended, supplemented or otherwise modified from time to time.

         "NEW 6.15% SERIES A NOTES" means one or more 6.15% Series A Convertible Subordinated Notes due 2010 of the Company issued pursuant to the New 6.15% Notes Indenture.

         "NEW 6.15% SERIES B NOTES" means one or more 6.15% Series B Convertible Subordinated Notes due 2010 of the Company issued pursuant to the New 6.15% Notes Indenture.

         "NORTEL" means Nortel Networks Inc., a Delaware corporation.

         "NORTEL AGREEMENT" means, collectively, Vendor Agreements between Nortel and one or more of the Company's Subsidiaries that are obligors under the Senior Credit Facility providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from such obligors to Nortel giving effect to a maximum cash payment of $15,000,000 in connection with such deferral.

         "NORTEL VOTING AGREEMENT" means that certain Voting Agreement, dated as of September 28, 2001, by and among Metromedia Company, Nortel and the stockholders listed on Schedule I thereto.

         "NOTES PURCHASE PRICE" shall have the meaning set forth in Section 2.1(a) hereof.

         "NOTES REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of March 6, 2000, between the Company and the Purchaser, as amended by Amendment No. 1 to Notes Registration Rights Agreement, dated as of the date hereof (the "NOTES REGISTRATION RIGHTS AGREEMENT AMENDMENT"), in the form of EXHIBIT B hereto, as such agreement may be further amended, supplemented or otherwise modified from time to time.

         "OLD CONVERTIBLE NOTES" means the $975,781,000 in aggregate principal amount of the Company's 6.15% Convertible Subordinated Notes due 2010 issued pursuant to the Old Convertible Notes Indenture.

         "OLD CONVERTIBLE NOTES INDENTURE" means that certain Indenture, dated as of March 6, 2000, between the Company and U.S. Bank Trust National Association, as trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "OLD SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of October 7, 1999, by and between the Company and the Purchaser, as amended by Amendment No.1 to the Securities Purchase Agreement, dated as of the date hereof, in the form of EXHIBIT K hereto (the "OLD SECURITIES PURCHASE AGREEMENT AMENDMENT"), as such agreement may be further amended, supplemented or otherwise further modified from time to time.

         "PARENT" shall mean Metromedia Company.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERMIT" shall mean any license, franchise, permit, consent, approval, waiver or certificate.

         "PERMITTED LIENS" shall mean the following: (i) Liens for taxes or assessments or other governmental charges or levies, to the extent such amounts are not yet due and payable or are being contested in good faith by appropriate proceedings or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (v) workers, mechanics, suppliers, carriers, warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party; (vii) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to, Liens under bid, performance and other surety bonds, appeal bonds, landlord Liens arising under leases of real property, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur, and Liens upon funds collected temporarily from others pending payment or remittance on their behalf; and (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether foreign, federal, state, county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

         "PLEDGED SECURITIES" has the meaning set forth in the Security
Agreement.

         "PROXY STATEMENT" shall have the meaning given to such term in Section
5.4 (a) hereof.

         "PURCHASER" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "REGULATORY RELIEF DATE" means the date on which the Purchaser has obtained pursuant to Section 271 of the Telecommunications Act, the approval of the FCC to provide InterLATA Services in all states that are, with respect to the Purchaser, In-Region States (as such term is defined in Section 271(i)(1) of the Telecommunications Act), such approval to be either an affirmative approval or a waiver from the restrictions of the Telecommunications Act.

         "REQUISITE COMPANY VOTE" shall mean (i) the approval and ratification of the issuance of shares of Class A Common Stock issuable upon the conversion of the Convertible Notes by a majority of holders of Class A Common Stock and Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of the Company's stockholders, or (ii) the 20th day following the proper delivery by the Company under Regulation 14C under the Exchange Act of an effective Information Statement meeting the requirements of
Schedule 14C under the Exchange Act that contains the requisite information describing the action taken by the Stockholders' Consent.

         "RIGHT OF NEGOTIATION AGREEMENT" shall mean that certain Right of Negotiation Agreement, dated as of the date hereof, between the Company and the Purchaser, in the form of EXHIBIT J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "SECURITY AGREEMENT" shall mean that certain Pledge and Security Agreement, dated as of the date hereof, among the Company, the Purchaser and Wilmington Trust Company, as trustee for the holders of the Convertible Notes, in the form of EXHIBIT F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "SECURITY DOCUMENTS" shall mean the Depositary Agreement, the Security Agreement and each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) being executed concurrently herewith or from time to time hereafter providing for the grant of liens and security interests (or the recordation thereof) by the Company in favor of the Indenture Trustee, as trustee on behalf of the holders of the Convertible Notes, on the Collateral as collateral security for the obligations of the Company.

         "SENIOR CREDIT FACILITY" means that certain Note and Guarantee Agreement, dated as of September 6, 2001, by and among the Company, the guarantors party thereto and Citicorp USA, Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "SENIOR NOTE INDENTURES" means the 2008 Notes Indenture and the 2009 Notes Indenture.

         "SENIOR NOTES" means the 2008 Notes and the 2009 Notes.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness (as such term is defined in the Senior Credit Facility) as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The portion of contingent liabilities of any Person at any time that shall be included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of such Person.

         "SPILL" shall have the meaning set forth in Section 4.11(a) hereof.

         "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 under the Exchange Act).

         "STOCKHOLDERS' AGREEMENT" shall mean the Amended and Restated Stockholders' Agreement, dated as of the date hereof, by and among the Company, the Purchaser and the stockholders listed on Schedule I thereto, in the form of EXHIBIT C hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "STOCKHOLDERS' CONSENT" means that certain Written Consent in Lieu of a Meeting of the Holders of Common Stock of the Company, dated as of the date hereof, executed by Parent, John W. Kluge, Stuart Subotnick and Stephen A. Garofalo and each of their respective Affiliates and Associates, pursuant to which, among other things, such stockholders have approved and ratified in all respects the Company's issuance of shares of Class A Common Stock issuable upon the conversion of the Convertible Notes, which Stockholders' Consent is in the form attached as EXHIBIT L hereto.

         "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contributions) of 50% or more.

         "TELECOMMUNICATIONS ACT" means the U.S. federal statute known as the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.

         "TELECOMMUNICATIONS ASSETS" shall have the meaning given to such term in the Senior Note Indentures.

         "TELECOMMUNICATIONS BUSINESS" shall have the meaning given to such term in the Senior Note Indentures.

         "THIRD-PARTY CLAIM" shall have the meaning set forth in Section 8.3(a) hereof.

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Fiber Optic Private Network Agreement Amendment, the Old Securities Purchase Agreement Amendment, the Notes Registration Rights Agreement Amendment, the Equity Registration Rights Agreement Amendment, the Indenture, the Convertible Notes, the Exchange Agreement, the New 6.15% Notes Indenture, the New 6.15% Notes, the Stockholders' Agreement, the Security Documents, the Right of Negotiation Agreement, the Voting Agreement, the C&MA Assignment Agreement and the Intercreditor Agreement, and each other agreement, document or instrument executed in connection with the consummation of the transactions contemplated hereby.

         "VENDOR" shall mean Nortel, Bechtel and each other vendor or contractor party to a Vendor Agreement.

         "VENDOR AGREEMENTS" shall mean, in the case of any vendor or contractor, the agreements and other instruments entered into between such vendor or contractor and the Company or any of its Subsidiaries providing for the incurrence of a deferred payment obligation by the Company or any of its Subsidiaries to such Vendor in whole or partial satisfaction of Vendor Obligations of the Company or any of its Subsidiaries to such vendor or contractor and, in certain cases, the grant of a Lien on certain specific assets of the Company or certain of the Company's Subsidiaries to secure such indebtedness.

         "VENDOR OBLIGATIONS" shall mean indebtedness due from the Company or any of its Subsidiaries to a Vendor.

         "VOTING AGREEMENT" means that certain Voting Agreement, dated as of the date hereof, by and among the Company, the Purchaser, Bechtel and Metromedia Company, John W. Kluge, Stuart Subotnick, Stephen A. Garofalo and their respective Affiliates and Associates, in the form of EXHIBIT M hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including any exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. The words "includes" or "including" and other words of similar import shall mean "including, without limitation," unless the context expressly otherwise requires.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.       PURCHASE OF CONVERTIBLE NOTES

              2.1      PURCHASE OF CONVERTIBLE NOTES.

                       (a) The Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, Convertible Notes in the aggregate principal amount of $50,000,000 for the price of 100% of the aggregate principal amount of the Convertible Notes (such price, in the aggregate, the "NOTES PURCHASE PRICE").

                       (b) At the Closing, the Company will deliver to the Purchaser a note or notes representing the Convertible Notes in the form attached as Exhibit A to the Indenture against payment of the Notes Purchase Price therefor by wire transfer of immediately available funds to an account designated by the Company in writing two (2) Business Days prior to the date hereof.

                       (c) The Company and the Purchaser agree to treat the Notes Purchase Price as the purchase price for the Convertible Notes for all tax purposes unless a contrary treatment is required by law.

              2.2 CLOSING. The closing of the purchase and sale of the Convertible Notes hereunder (the "CLOSING") shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, or at such other place as the Company and the Purchaser mutually agree, at such time on the date hereof (the "CLOSING DATE") that all of the provisions referred to in Section 2.1 hereof are complied with and all of the conditions set forth in Articles 6 and 7 are satisfied or waived.

              2.3 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Convertible Notes solely to purchase the Pledged Securities, the proceeds of which will be used, subject to the terms of the Depositary Agreement, solely to finance all or any part of the cost of the engineering, construction, installation, acquisition, lease, development or improvement of Telecommunications Assets used by the Company or any of its Subsidiaries only as permitted by Section 4.09 of the 2008 Notes Indenture and Section 4.09 of the 2009 Notes Indenture.

3.       PURCHASER REPRESENTATIONS AND WARRANTIES

         The Purchaser makes the following representations and warranties to the
Company:

              3.1 INVESTMENT INTENTION. The Purchaser is purchasing the Convertible Notes pursuant to this Agreement for its own account, for investment purposes and not with a present view to the distribution thereof.

              3.2 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

              3.3 CORPORATE EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to be executed by it, and the consummation of the transactions contemplated hereby and thereby: (i) are within the Purchaser's corporate power;

(ii) have been duly authorized by all necessary corporate action; (iii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except in connection with consents, approvals or filings that would not materially impair the Purchaser's ability to consummate the transactions contemplated by this Agreement or any other Transaction Document); and (iv) are not in contravention of any provision of the Purchaser's certificate of incorporation or by-laws. This Agreement and each of the other Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto), this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              3.5 BROKERS. Except for those brokers or finders to whom the Purchaser is solely responsible for the payment of any brokerage or finder's fees, no broker acting on behalf of the Purchaser brought about the consummation of any of the transactions contemplated pursuant to this Agreement and the Purchaser does not have any obligation to any Person in respect of any brokerage or finder's fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

              3.6 DISCLOSURE OF INFORMATION. The Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Convertible Notes to be purchased by it pursuant to this Agreement. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Convertible Notes pursuant to this Agreement and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

              3.7 INVESTMENT EXPERIENCE. The Purchaser understands that the purchase of the Convertible Notes pursuant to this Agreement involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Company and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Company and protecting its own interests in connection with this investment.

              3.8 RESTRICTED SECURITIES. The Purchaser understands that the Convertible Notes to be purchased by it pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the

Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

              3.9 INVESTIGATION. The Purchaser has conducted its own investigation of the Company and hereby acknowledges that the only representations and warranties of the Company in connection with the Purchaser's purchase of the Convertible Notes pursuant to this Agreement are those expressly made by the Company in Article 4 of this Agreement.

4.       COMPANY REPRESENTATIONS AND WARRANTIES

         The Company makes the following representations and warranties to the
Purchaser:

              4.1 AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK. As of September 28, 2001, the authorized capital stock of the Company consisted of (a) 2,404,031,240 shares of Class A Common Stock, $0.01 par value per share, of which 548,575,321 shares were issued and outstanding; (b) 522,254,782 shares of Class B Common Stock, $0.01 par value per share, of which 67,538,544 shares were issued and outstanding; and (c) 20,000,000 shares of Preferred Stock, $0.01 par value per share, none of which were issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. No shares of capital stock are held by the Company as treasury stock as of the date of this Agreement and no shares of capital stock of the Company shall be held by the Company as treasury stock as of the Closing. Except as set forth on SCHEDULE
4.1 hereto and for the Convertible Notes being issued pursuant to this Agreement and the New 6.15% Notes being issued pursuant to the Exchange Agreement, (i) (A) there is no existing, and immediately following the consummation of the transactions contemplated hereby and by the other Transactions Documents, the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement and any other Vendor Agreement, and the Affiliate Financing Documents there will be no, option, warrant, call, commitment or other agreement to which the Company or any of its Subsidiaries is a party requiring the issuance of any additional shares of Stock of the Company or other securities convertible into shares or equity securities of the Company, and (B) there are no, and immediately following the consummation of the transactions contemplated hereby and by the other Transaction Documents, the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement and any other Vendor Agreement, and the Affiliate Financing Documents there will be no, convertible securities of the Company outstanding which upon conversion, exercise or exchange would require, the issuance of any additional shares of Stock of the Company or other securities convertible into shares or equity securities of the Company, and (ii) except for the Voting Agreement, the Citicorp Voting Agreement and the Nortel Voting Agreement, there is no agreement to which the Company is a party with respect to the voting or transfer of the Stock of the Company. No option, warrant or other convertible security of any kind or nature issued by the Company in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement or any other Vendor Agreement, or the Affiliate

Financing Documents will be convertible, exercisable or exchangeable into shares of Class A Common Stock prior to the Requisite Company Vote. Except as set forth on SCHEDULE 4.1 hereto and for the Stockholders' Agreement, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by the Company. True, correct and complete copies of the certificate of incorporation and by-laws of the Company have been made available to the Purchaser.

              4.2 AUTHORIZATION AND ISSUANCE OF CONVERTIBLE NOTES. The issuance of the Convertible Notes pursuant to this Agreement and the New 6.15% Notes pursuant to the Exchange Agreement has been duly authorized by all necessary corporate action on the part of the Company (except the issuance of shares of Class A Common Stock upon conversion of the Convertible Notes remains subject to the Requisite Company Vote) and, upon delivery to the Purchaser of the Convertible Notes to be issued pursuant to this Agreement and the New 6.15% Notes to be issued pursuant to the Exchange Agreement against payment in accordance with the terms hereof (in the case of the Convertible Notes), the Convertible Notes and the New 6.15% Notes to be issued pursuant to the Exchange Agreement will have been validly issued, free and clear of all Liens. The issuance of shares of Class A Common Stock upon conversion of the Convertible Notes and the New 6.15% Notes, has been duly authorized by all necessary corporate action on the part of the Company (except for the Requisite Company
Vote) and, when issued upon conversion of the Convertible Notes and the New 6.15% Notes, such Class A Common Stock will have been validly issued, fully paid and non-assessable. The Company has duly reserved an adequate number of shares of Class A Common Stock for issuance pursuant to the terms of the Convertible Notes and the New 6.15% Notes.

              4.3 SECURITIES LAWS. In reliance in part on the investment representations contained in Sections 3.1, 3.2, 3.6, 3.7, 3.8 and 3.9, the offer, issuance, sale and delivery of the Convertible Notes to be issued pursuant to this Agreement and the New 6.15% Notes to be issued pursuant to the Exchange Agreement, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the issuance of the Convertible Notes to be issued pursuant to this Agreement and the New 6.15% Notes to be issued pursuant to the Exchange Agreement under the Securities Act and the rules and regulations of the SEC thereunder) that would subject the issuance of the Convertible Notes to be issued pursuant to this Agreement and the New 6.15% to be issued pursuant to the Exchange Agreement to the registration requirements of Section 5 of the Securities Act.

              4.4      CORPORATE EXISTENCE; COMPLIANCE WITH LAW; PERMITS.

                       (a) The Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of the Company and each jurisdiction as set forth on SCHEDULE 4.4(a) hereto in the case of its Subsidiaries; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction as set forth on SCHEDULE 4.4(a) hereto where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted;
(iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance with all applicable provisions of law, except for such non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect.

                       (b) Each of the Company and its Subsidiaries has obtained all material Permits from all Persons, including Governmental Authorities, that are needed for the ownership of and the conduct or operation of their respective businesses as currently being conducted (including all Permits required by any Environmental Law, all health and safety Permits, all certificates of occupancy and all certificates of public convenience and necessity or the equivalent). All Permits issued by any Governmental Authority to the Company or any of its Subsidiaries for the purpose of building, maintaining or operating any telecommunications systems or providing any telecommunications services (including all franchise agreements with any Governmental Authority or certificates of public convenience and necessity, but excluding Permits relating solely to construction or rights of way for construction) are listed on SCHEDULE 4.4(b) hereto. Except as set forth on SCHEDULE 4.4(b) hereto or as would not, individually or in the aggregate, have a Material Adverse Effect: (i) all such Permits are in full force and effect (provided that, in the case of certificates of public convenience and necessity, the Material Adverse Effect qualification shall not be applicable); (ii) no violations have occurred, are continuing to occur or have been recorded in respect of any such Permit; (iii) no claim is pending or, to the knowledge of the Company and its Subsidiaries, threatened, to revoke or limit any such Permit; and (iv) each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Permits in all respects.

              4.5 SUBSIDIARIES. There currently exist no Subsidiaries of the Company other than as set forth on SCHEDULE 4.5 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class owned by the Company or a Subsidiary of the Company or any other Person. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary. Except as set forth on SCHEDULE 4.5 hereto or in the Company SEC Documents, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

              4.6      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

                       (a) The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company hereunder and under the other Transaction Documents, the issuance and sale of the Convertible Notes hereunder, the issuance of the New 6.15% Notes pursuant to the Exchange Agreement and the consummation of the other transactions contemplated by any of the foregoing, and the execution, delivery and performance by the Company of the Senior Credit Facility, the Affiliate Financing Documents, the Nortel Agreement, the Bechtel Agreement and the other Vendor Agreements and the consummation of the transactions contemplated thereby: (i) are within the Company's corporate power and authority; (ii) have been duly authorized by all necessary or proper corporate action (except for the Requisite Company Vote);
(iii) are not in contravention of any provision of the Company's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Company or any of its Subsidiaries is a party or to which its assets are bound;
(v) subject to Sections 4.6(b) and 4.6(c), will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties is bound; (vi) except for the Liens created by the Security Documents and the Liens created under the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement and the other Vendor Agreements, will not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries; and (vii) do not require the consent or approval of, or any filing by the Company or any of its Subsidiaries with, any Governmental Authority or any other Person (except, in the case of clauses (iv) through (vii), as would not have, individually or in the aggregate, a Material Adverse Effect or that would adversely affect the ability of the Company to consummate, or that would prevent or delay in any material respect, the transactions contemplated by this Agreement or any other Transaction Documents, and except for filings specified in SCHEDULE 4.6 hereof).

                       (b) The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of the Convertible Notes hereunder and the issuance of the New 6.15% Notes pursuant to the Exchange Agreement and the consummation of the other transactions contemplated by any of the foregoing will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by: (i) the Senior Notes; (ii) the Senior Note Indentures; (iii) the Indenture; (iv) the Senior Credit Facility; (v) the Nortel Agreement; (vi) the Bechtel Agreement and (vii) the other Vendor Agreements.

                       (c) Subject to the provision of advance notice in accordance with the 60-day notice provision contained in Section 24.1 of the C&MA, the assignment by MFNS of its right, title and interest in the C&MA to the Company (the "C&MA

ASSIGNMENT") did not conflict with or result in the breach or termination of, or constitute a default under, the C&MA.

                       (d) This Agreement and each of the other Transaction Documents has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              4.7      SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
LIABILITIES.

                       (a) Each form, report, schedule, registration statement and definitive proxy statement filed by Company with the SEC since March 6, 2000 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "COMPANY SEC DOCUMENTS"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to the Purchaser true, accurate and complete copies of all of the Company SEC Documents. The consolidated financial statements of the Company and its Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 2000, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the audited balance sheet of the Company and its Subsidiaries as at December 31, 2000, (including the notes hereto), or (b) which (i) were incurred in the ordinary course of business after December 31, 2000 and were consistent with past practices, or (ii) are disclosed or reflected in the Company SEC Documents filed after December 31, 2000. Since March 6, 2000, the Company has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no Subsidiary of the Company has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder.

                       (b) Except as set forth on SCHEDULE 4.7 or described in the Company SEC Documents, no dividends or other distributions have been declared, paid or made upon any shares of capital Stock of the Company, nor have any shares of capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company since March 6, 2000.The projected financial statements delivered pursuant to Section 6.19 hereof have been prepared in good faith, based on estimates and assumptions that the Company believes are fair and reasonable at the time such projections have been furnished to the Purchaser.

              4.8 PERFECTION AND PRIORITY OF LIENS. At all times after the execution of the Security Documents, the Security Documents create, in favor of the Purchaser, as security for the obligations purported to be secured thereby, a legal, valid and enforceable perfected first-priority security interest or Lien in all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens. The Company has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (or, as the case may be, collateral) covered by such Security Document free and clear of all Liens. The C&MA is a Telecommunications Asset. The copy of the C&MA attached hereto as SCHEDULE 4.8 is a true, correct and complete copy of the C&MA as in effect on the date hereof.

              4.9      OWNERSHIP OF PROPERTY. Except as set forth on SCHEDULE
4.9 hereto, after giving effect to the application of the proceeds of the Senior Credit Facility, each of the Company and its Subsidiaries has good and valid and insurable fee simple title to its owned real property, free and clear of all Liens, except Permitted Liens and Liens created by the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement and the Vendor Agreements. After giving effect to the application of the proceeds of the Senior Credit Facility, each of the Company and its Subsidiaries has valid leasehold interests in each of its leases, good and valid title to, or valid leasehold interests in, all of its other properties and assets free and clear of all Liens, except Permitted Liens and Liens created by the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreements and the Vendor Agreements. Each of such leases is valid and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and is in full force and effect, except to the extent that such lack of validity or enforceability would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, any of its Subsidiaries nor, to its knowledge, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except to the extent that such default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is obligated under or a party to, any option, right of first refusal, or any other contractual right to purchase, acquire, sell, assign or dispose of any material real property owned or leased by the Company or such Subsidiary.

              4.10 MATERIAL CONTRACTS. SCHEDULE 4.10 hereto contains a true, correct and complete list of all Material Contracts that are described in clauses (i), (iii) (to the extent related to indebtedness for borrowed money in excess of $10,000,000), (iv), (viii), (x) and (xi) of the definition of "Material Contracts." Each Material Contract is a valid and binding agreement of the Company or its Subsidiaries, as the case may be, enforceable against the Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)). The Company and each of its Subsidiaries has fulfilled or received a waiver from all obligations required pursuant to the Material Contracts to have been performed by the Company or such Subsidiary on its part except as could not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in
SCHEDULE 4.10 hereto, neither the Company nor any of its Subsidiaries is in default or breach, nor to the Company's or its Subsidiaries' knowledge is any third party in default or breach, under or with respect to any Material Contract except as could not, individually or in the aggregate, result in a Material Adverse Effect.

              4.11     ENVIRONMENTAL PROTECTION.

                       (a) Except as set forth on SCHEDULE 4.11 hereto, to the Company's and its Subsidiaries' knowledge, all real property owned, leased or otherwise operated by the Company and its Subsidiaries (each, a "FACILITY") is free of contamination from any substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which could reasonably be expected to result in liability under, any Environmental Law or (ii) within the definition of a substance which is toxic or hazardous under any Environmental Law, including any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which, could reasonably be expected to result in any Environmental Liabilities and Costs (a "HAZARDOUS SUBSTANCE") which, in either case, could have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on SCHEDULE
4.11 hereto or in the Company SEC Documents, neither the Company nor any of its Subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of a Hazardous Substance at or from a Facility (a "SPILL") which could, individually or in the aggregate, result in Environmental Liabilities and Costs which could reasonably be expected to have a Material Adverse Effect.

                       (b) The Company and each Subsidiary have generated, treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws, except for such non-compliances which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                       (c) Except as set forth on SCHEDULE 4.11, the Company and each Subsidiary have obtained, or have applied for, and are in compliance with all Permits required under Environmental Laws (except for such failures which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) and neither the Company nor any of its Subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such Permit.

                       (d) Except as set forth on SCHEDULE 4.11 hereto or in the Company SEC Documents, there are no investigations, proceedings or litigation pending or, to the Company's or its Subsidiaries' knowledge, threatened affecting or against the Company, any of its Subsidiaries or the Facilities relating to Environmental Laws or Hazardous Substances which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

              4.12     LABOR MATTERS.

                       (a) There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the Company's or its Subsidiaries' knowledge, threatened. To the Company's or its Subsidiaries' knowledge, there is no organizing activity involving the Company or any of its Subsidiaries pending or threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company's or its Subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against the Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened to be filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of any individual that could have, individually or in the aggregate, a Material Adverse Effect.

                       (b) Except as set forth on SCHEDULE 4.12 hereto or in the Company SEC Documents, neither the Company nor any of its Subsidiaries is, or since March 6, 2000 was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or its Subsidiaries.

              4.13 TAXES. Except as set forth on SCHEDULE 4.13, all material federal, state, local and foreign tax returns, reports and statements required to be filed by the Company and its Subsidiaries have been timely filed with the appropriate Governmental Authority and all such returns, reports and statements are true, correct and complete in all material respects. All material Charges and other impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. No material tax audits or other administrative or judicial proceedings are pending or, to the Company's knowledge, threatened with regard to any Charges for which the Company or any Subsidiary may be liable and no material assessment of Charges is proposed against the Company or any Subsidiary.

              4.14 NO LITIGATION. Except as disclosed on SCHEDULE 4.14 hereto or in the Company SEC Documents, no action, claim or proceeding is now pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Based on the claims set forth in the complaint by Mitsubishi Electric Information Network Corporation against MFNS and in the complaint by Mitsubishi Electric Information Network Corporation against Pacific Gateway Exchange, Inc. and Pacific Gateway Exchange (Bermuda) Limited, the actions which are the subject of such complaint will not adversely affect the Company's or MFNS's rights in or interests (economic or otherwise) under the C&MA.

              4.15 BROKERS. Except for those brokers or finders to whom the Company is solely responsible for the payment of any brokerage or finder's fees, no broker or finder acting on behalf of the Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any brokerage or finder's fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

              4.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Except as set forth on SCHEDULE 4.16 hereto and except with respect to those patents, trademarks, copyrights and licenses the loss of which could not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries owns or has the right to use all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it. To the Company's knowledge, the Company and each of its Subsidiaries conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others except where the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the

Company or any of its Subsidiaries, except where the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

              4.17 ORDINARY COURSE OF BUSINESS; NO MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 4.17 hereto or in response to the events described therein, or as disclosed in the Company SEC Documents, since June 30, 2001, the Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice. Except as disclosed on SCHEDULE 4.17 hereto or in the Company SEC Documents, no event has occurred since June 30, 2001 which has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Change.

              4.18     ERISA.

                       (a) SCHEDULE 4.18(a) hereto sets forth a list of each material pension, retirement, savings, disability, dental, health, life, death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, severance pay or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (collectively, "BENEFIT PLANS") sponsored or maintained by the Company or its Subsidiaries, in which present or former employees of the Company or any Subsidiary participate (collectively, the "COMPANY PLANS"). Correct and complete copies of the following documents, which are correct and complete in all material respects, with respect to each of the Company Plans (other than a Multiemployer Plan), have been made available to the Purchaser, to the extent applicable: (i) any plans, all material amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) material written communications to employees relating to the Company Plans; and (vi) written descriptions of all material non-written agreements relating to the Company Plans.

                       (b) No Company Plan is subject to Title VI of ERISA. Except as set forth in SCHEDULE 4.18(b) hereto and except as, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect: (A) the Company Plans have been administered and are in compliance with the terms of such plan and all applicable laws, (B) no "reportable event" (as such term is used in Section 4043 of ERISA other than those events for which the thirty (30) day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the IRC) or "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the IRC) has heretofore occurred with respect to any Company Plan and (C) each Company Plan intended to qualify under Section 401(a) of the IRC has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification. None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus

Budget Reconciliation Act of 1985, as amended, and at the expense of the participant or the participant's beneficiary.

                       (c) There is no litigation or administrative or other proceeding involving any Company Plan nor has the Company or any of its Subsidiaries received notice that any such proceeding is threatened, in each case, that would have or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred, nor, to the Company's knowledge, is reasonably likely to incur, any withdrawal liability with respect to any Multiemployer Plan which remains unsatisfied in an amount which would have, individually or in the aggregate, a Material Adverse Effect. The termination of, or withdrawal from, any Company Plan or Multiemployer Plan to which the Company or any of its Subsidiaries contributes, on or prior to the Closing Date, will not subject the Company or any of its Subsidiaries to any liability under Title IV of ERISA that would have, individually or in the aggregate, a Material Adverse Effect.

              4.19 INSURANCE. There are in full force and effect for the benefit of the Company and its Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Company and its Subsidiaries in accordance with prudent business practice in the industry of the Company and Subsidiaries. No notice has been given or claim made to cancel or void any such policies or bonds or to reduce the coverage provided thereby, except as would not have, individually or in the aggregate, a Material Adverse Effect.

              4.20 SOLVENCY. Immediately after the consummation of the transactions to occur on the Closing Date (including the consummation of the transactions contemplated hereby and by the other Transaction Documents, the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement and the other Vendor Agreements and the Affiliate Financing Documents) and immediately following the issuance of each Convertible Note and after giving effect to the application of the proceeds thereof, each of the Company and MFNS is Solvent.

              4.21 REGULATORY MATTERS. Except as provided in SCHEDULE 4.21 hereto and as would not have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries: (i) has completed all regulatory applications, filings and tariffs, has received all regulatory certificates or other approvals, and has otherwise complied with all regulatory requirements necessary to offer any and all services currently offered by the Company or any of its Subsidiaries; and (ii) with respect to any planned or future services that it may offer, it will complete all regulatory applications, filings and tariffs, will obtain all regulatory certificates or other approvals and will otherwise comply with all regulatory requirements necessary to offer any and all such services.

              4.22 NO VOTE. Except for the Requisite Company Vote, no vote or consent of the Company's stockholders or of the holders of the Senior Notes, is required to approve this Agreement or any of the other Transaction Documents or for the Company to consummate the transactions and perform its obligations contemplated hereby and thereby.

              4.23 EMPLOYMENT AGREEMENTS. The execution by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the Company being required to make any payments, or accelerate or increase any payments required to be made by the Company, under any employment agreement to which the Company or any of its Subsidiaries is a party.

              4.24 INVESTMENT COMPANY ACT. The Company and each Subsidiary of the Company either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "INVESTMENT COMPANY ACT") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any Subsidiary of the Company is required to be registered under the Investment Company Act.

              4.25 STOCKHOLDERS' CONSENT. The shares of Common Stock held by the Persons that have executed, and that are represented by, the Stockholders' Consent equal more than a majority of the Common Stock outstanding and entitled to vote at a meeting of the Company's stockholders as of the date hereof and otherwise represent a sufficient amount of shares of Common Stock to approve the matters referred to in the Stockholders' Consent.

              4.26 NO MATERIAL MISSTATEMENTS. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Initial Purchaser in connection with the negotiation, preparation or delivery of this Agreement and each of the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, other than a material fact the effect of which is favorable to the Company; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expression of opinion, the Company represents only that it acted in good faith an utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Company and its Subsidiaries to the Initial Purchaser in connection with this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that has had or could reasonably be expected (individually or in the aggregate) to have a

Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents, or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Initial Purchaser for use in connection with the transactions contemplated hereby or thereby.

5.       COVENANTS OF THE COMPANY AND PURCHASER

              5.1      REGULATORY AND OTHER AUTHORIZATIONS.

                       (a) Each of the Company and the Purchaser shall use its reasonable best efforts (and cooperate fully with the other party in promptly seeking) to obtain all authorizations, consents, orders and approvals of Governmental Authorities that may be or may become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents, and for the conversion of any of the New 6.15% Notes and Convertible Notes by the Purchaser, including, without limitation: prior to the exercise of the Purchaser's conversion rights with respect to the Convertible Notes under the Indenture or the New 6.15% Notes under the New 6.15% Notes Indenture, making an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement, the Indenture or the New 6.15% Notes Indenture, which filing shall request early termination of the waiting periods imposed by the HSR Act and complying at as early a date as possible with any Request for Additional Information to cause termination of the waiting periods under the HSR Act and to prevent the entry by a court of competent jurisdiction of an order enjoining (x) the consummation of the transactions contemplated by the Indenture or the New 6.15% Notes Indenture or (y) the conversion of the New 6.15% Notes or the Convertible Notes pursuant to the New 6.15% Notes Indenture or the Indenture, respectively.

                       (b) On and after the Regulatory Relief Date, the Company shall use its reasonable best efforts (and cooperate fully with the Purchaser) to comply with the provisions of Section 272 of the Telecommunications Act as implemented by the FCC, and the accounting and other rules, regulations and orders of any Governmental Authority that may be or may become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents.

                       (c) Nothing in this Section 5.1 shall require the Company or any of its Affiliates or the Purchaser or any of its Affiliates to sell or otherwise dispose of, or permit the sale or other disposition of, any assets, in each case, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

              5.2 FURTHER ASSURANCES. The Company agrees (a) to furnish upon request to the Purchaser such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the Purchaser may reasonably request for the purpose of carrying out the intent of this Agreement and the other Transaction Documents. In connection with the C&MA Assignment, the Company agrees to cause MFNS on the date hereof to deliver notice of the C&MA Assignment in accordance with Section 24.1 of the C&MA. In addition to, and not in limitation of, the Company's obligations under Section 4.2 of the Security Agreement, to the extent deemed necessary by the Purchaser, at any time after the date hereof, the Company shall affirm and ratify the C&MA Assignment and the Security Agreement.

              5.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Convertible Notes only for lawful purposes in accordance with
Section 2.3 hereof, as applicable and such uses shall not contravene any applicable law or any provisions hereof, and, upon request of the Purchaser, will provide written evidence of such application of proceeds to the Purchaser.

              5.4      PROXY OR INFORMATION STATEMENT.

                       (a) As promptly as practicable after the date hereof, the Company shall (i)(x) duly call a special meeting of the holders of the Company's Common Stock (the "COMPANY STOCKHOLDERS' MEETING") to be held to consider approval of the issuance of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes, and (y) prepare and file with the SEC a proxy statement (the "PROXY STATEMENT") relating to the Company Stockholders' Meeting and the approval of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes, or (ii) prepare and file with the SEC an Information Statement meeting the requirements of Schedule 14C under the Exchange Act (the "INFORMATION STATEMENT") regarding, and containing the requisite information describing, the Stockholders' Consent and the approval, among other things, of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes and containing all other applicable information required under Regulation 14C and Schedule 14C under the Exchange Act; IT BEING UNDERSTOOD AND AGREED, that, so long as it is permissible under the rules and regulations of NASDAQ to obtain the approval of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes by written consent and not at a meeting of stockholders, the Company shall be obligated to comply with the provisions of clause (ii) hereof and the other provisions in this Section 5.4 relating to the Information Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement or the Information Statement, as the case may be, to become cleared as promptly as practicable by the SEC. The Company shall use its best efforts to file the Proxy Statement or the Information Statement, as the case may be, no later than October 8, 2001, and, to the extent applicable, to hold the Company Stockholders' Meeting, or to cause the corporate action to be taken under the Stockholders' Consent to be effective by, no later than November 15, 2001. The Purchaser or the Company, as the case may be, shall furnish all information concerning the Purchaser or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement or the Information Statement, as the case may be. As promptly as practicable (but, in any event, within two (2) Business Days) after the Proxy Statement or the Information Statement, as the case may be, is (or is deemed) cleared by the SEC, the Company shall cause the Proxy Statement or the Information Statement, as the case may be, to be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement or the Information Statement, as the case may be, to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including the applicable provisions of Sections 14(a), 14(c) and 14(d) thereof and the respective regulations promulgated thereunder, and (ii) applicable rules and regulations of The Nasdaq Stock Market ("NASDAQ"). In connection with the preparation, filing and delivery of the Proxy Statement or the Information Statement, as the case may be, the Company shall comply in all material respects with the applicable requirements of the Exchange Act, including the applicable provisions of Sections 14(a), 14(c) and 14(d) thereof and Regulations 14A, 14C and 14D thereunder.

                       (b) To the extent applicable, the Company will, through its board of directors, unanimously recommend, and the Proxy Statement shall include the unanimous and unconditional recommendation of the board of directors of the Company, to the stockholders of the Company that they vote, as required by NASDAQ, in favor of the issuance of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes.

                       (c) To the extent applicable, the Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the mailing date of the Proxy Statement for the purpose of voting upon the issuance of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes. To the extent applicable, the Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the issuance of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes.

                       (d) The Company shall take all other actions necessary to secure the Requisite Company Vote.

                       (e) Within two (2) Business Days of obtaining the Requisite Company Vote, the Company shall provide written notice thereof to the Purchaser.

6.       CLOSING CONDITIONS TO OBLIGATION OF THE PURCHASER

         The Purchaser's obligation to purchase the Convertible Notes at the Closing and consummate the transactions contemplated hereby are subject to the satisfaction or fulfillment on or prior to the date hereof of the following conditions:

              6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article 4 of this Agreement are true and correct.

              6.2 COVENANTS. All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

              6.3 NO ORDERS. No statute, rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order or ruling of any nature of any Governmental Authority shall be in effect that
(i) restrains, prevents or materially changes the transactions contemplated hereby, or (ii) requires or requests any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

              6.4 NO INVESTIGATIONS. There shall not be any pending suit, action, investigation or proceeding by any Governmental Authority that seeks to
(i) restrain or prohibit the purchase and sale of the Convertible Notes or any of the other transactions contemplated by this Agreement or any of the other Transaction Documents, (ii) require the payment of any damages, fees or other amounts by the Purchaser or any of its Affiliates in connection with the purchase of the Convertible Notes by the Purchaser or the consummation of the transactions contemplated hereby or by any other Transaction Document, (iii) prohibit or limit the ownership or operation by the Purchaser or any of its Affiliates of, or compel the Purchaser or any of its Affiliates to dispose of or hold separate, any business or assets, in each case, as a result of the purchase of the Convertible Notes or any of the other transactions contemplated by this Agreement, or (iv) require any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents.

              6.5 OPINION OF COUNSEL. The Purchaser shall have received an opinion or opinions reasonably satisfactory to it, dated as of the Closing Date, of outside counsel to the Company.

              6.6 ADDITIONAL TRANSACTION DOCUMENTS. Each of the following documents shall have been duly and validly executed and delivered by each of the parties thereto and the transactions contemplated thereby have been consummated in a manner satisfactory to the Purchaser: (i) the Security Agreement; (ii) the Stockholders' Agreement; (iii) the Notes Registration Rights Agreement Amendment; (iv) the Equity Registration Rights Agreement Amendment; (v) the Old Securities Purchase Agreement Amendment; (vi) the Fiber Optic Network Agreement Amendment; (vii) the Intercreditor Agreement; (viii) the Voting Agreement; (ix) the Right of Negotiation Agreement; (x) the Exchange Agreement; (xi) the Depositary Agreement; (xii) the Indenture; (xiii) the New 6.15% Notes Indenture and (xiv) the C&MA Assignment Agreement.

              6.7 FINANCIAL OFFICER'S CERTIFICATES. The Purchaser shall have received a certificate of a Financial Officer of the Company to the effect that as of the Closing Date and following the issuance of the Convertible Notes and after giving effect to the application of the proceeds thereof, after giving effect to the consummation of the transactions contemplated by the other Transaction Documents, the Senior Credit Facility, the Nortel Agreement, the Bechtel Agreement and the other Vendor Agreements and the Affiliate Financing Documents, and taking into account all rights of indemnity, subrogation and contribution of the Company under applicable law, each of the Company and MFNS is Solvent. Such certificate shall also state that the financial projections and underlying assumptions upon which the conclusions set forth in such analysis were based are, on the Closing Date, fair and reasonable in the opinion of the Company and accurately computed and that the portion of contingent liabilities of the Company that have been included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of the Company.

              6.8 FINANCIAL STATEMENTS. The Purchaser shall have received the following financial statements with respect to the Company and its
Subsidiaries:

                       (a) the audited consolidated balance sheet of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries (as defined under the Senior Note Indentures)), in each case as at December 31, 2000 and the related audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries), for the fiscal year ended on such date, with the opinion thereon of the Company's independent accountants;

                       (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries), in each case as at March 31, 2001 and June 30, 2001 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries (and, separately stated, of the Company and its Restricted Subsidiaries), for the three-month and six-month periods ended on said dates; and

                       (c) Consolidating Financial Statements as at and for the fiscal year ended December 31, 2000;

in each case together with a certificate of a Financial Officer to the effect that the financial statements referred to in clauses (a) and (b) above accurately present the financial position, income, stockholders' equity and cash flows of the Company and its Subsidiaries as of such date and period and, in the case of the financial statements referred to in clause (c) above, the respective revenues, gross margins and property, plant and equipment of the businesses covered thereby.

              6.9 DELIVERY OF CONVERTIBLE NOTES. Note or notes representing the Convertible Notes in the form attached as Exhibit A to the Indenture shall have been validly delivered and transferred to the Purchaser, free and clear of any and all Liens.

              6.10 CONSENTS AND APPROVALS. All consents and approvals of all Governmental Authorities and all other Persons that are necessary to consummate the transactions contemplated hereby and by the other Transaction Documents and for the Purchaser to receive the benefits contemplated by this Agreement and by the other Transaction Documents shall have been obtained.

              6.11 SENIOR CREDIT FACILITY. The Purchaser shall have received evidence that the Company shall have received net cash proceeds in an amount equal to

$150,000,000 from the Senior Credit Facility and that the transactions contemplated by the Senior Credit Facility have been consummated.

              6.12 ISSUANCE OF CONVERTIBLE DEBT. The Purchaser shall have received evidence that the Company shall have received net cash proceeds in an amount at least equal to $180,000,000 pursuant to the issuance of the Affiliate Notes and the Affiliate Financing Documents, all of which shall be in form and substance satisfactory to the Purchaser and that the transactions contemplated by the Affiliate Financing Documents shall have been consummated.

              6.13 VENDOR AGREEMENTS. The Purchaser shall have received evidence that the Company shall have caused one or more of its Subsidiaries constituting obligors under the Senior Credit Facility to (i) enter into Vendor Agreements with Nortel providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from the obligors under the Senior Credit Facility to Nortel giving effect to a maximum cash payment of $15,000,000 in connection with such deferral; (ii) enter into Vendor Agreements with Bechtel providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from the obligors under the Senior Credit Facility to Bechtel; and (iii) enter into Vendor Agreements with one or more other Vendors providing for the deferral of Vendor Obligations payable to such Vendors in an aggregate amount (as to all such other Vendors) of not less than $161,000,000, each of which Vendor Agreements with Nortel, Bechtel or any such other Vendor shall be in form and substance, and shall provide for a deferral of Vendor Obligations upon terms, satisfactory to the Purchaser.

              6.14 DEPOSITARY AGREEMENT. The Depositary Agreement shall have been duly executed and the Company shall have deposited the Notes Purchase Price into the Disbursement Account pursuant to the Depositary Agreement.

              6.15 SECURITY INTEREST. The Security Agreement shall have been executed and all documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the security interest in the Collateral.

              6.16 GOOD STANDING CERTIFICATES. The Purchaser shall have received from the Company long-form good standing certificates, dated within five (5) Business Days preceding the Closing Date, and related bring-down memoranda, dated as of the Closing Date, for the Company and each of its domestic Subsidiaries issued by the Secretary of State in the jurisdiction of organization of each such entity.

              6.17 OFFICER'S CERTIFICATE. The Purchaser shall have received from the Company an Officer's Certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that, as of the date hereof, there is no Default or Event of Default under the Old Convertible Notes Indenture.

              6.18 SECRETARY'S CERTIFICATE. The Purchaser shall have received a Secretary's Certificate executed by the Secretary of the Company certifying as to copies of the certificate of incorporation and by-laws of the Company, as in effect on the date hereof, and resolutions authorizing the transactions contemplated by the Transaction Documents.

              6.19 FINANCIAL PROJECTIONS. The Company shall have delivered to the Purchaser statements of income, stockholders' equity and cash flows of the Company and its Restricted Subsidiaries, covering the period commencing on January 1, 2001 through June 30, 2006 (detailed by fiscal quarter through December 31, 2004).

              6.20 PAYMENTS TO PURCHASER. All obligations or indebtedness owed by the Company or any of its Subsidiaries to the Purchaser or its Affiliates shall have been paid, including the interest payment on the Old Convertible Notes that was otherwise due on September 15, 2001 and all amounts owed to Empire City Subway, but excluding the principal amount of the Old Convertible Notes.

              6.21 CERTAIN ADDITIONAL CONDITIONS. The Purchaser shall have received evidence satisfactory to the Purchaser that, without limiting the generality of the representation and warranty set forth in Section 4.17 which, pursuant to Section 6.1 must be true and correct as a condition to the Purchaser's obligation to consummate the transactions contemplated hereby, the destruction of the World Trade Center on September 11, 2001, and the collapse of neighboring buildings and market disruptions as a consequence thereof (and any damage that may have been caused to fiberoptic networks of the Company and its Restricted Subsidiaries in that area) will not result in a Material Adverse Effect.

7.       CLOSING CONDITIONS TO OBLIGATION OF COMPANY

         The Company's obligation to issue or sell the Convertible Notes at the Closing and consummate the transactions contemplated hereby are subject to the satisfaction or fulfillment on or prior to the date hereof of the following conditions:

              7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Article 5 of this Agreement are true and correct.

              7.2 COVENANTS. All covenants and agreements contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with.

              7.3 NO ORDERS. No statute, rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order of any nature of any Governmental Authority shall be in effect that restrains or prevents the transactions contemplated hereby; PROVIDED, HOWEVER, that in the case of a decree, injunction or other order, the Company shall have used reasonable efforts to prevent the entry of any such decree, injunction or other order and to appeal as promptly as possible any such decree, injunction or other order.

              7.4 TRANSACTION DOCUMENTS. Each of the Transaction Documents shall have been duly and validly executed and delivered by the each of the parties thereto.

              7.5 NO INVESTIGATIONS. There shall not be any pending suit, action, investigation or proceeding by any Governmental Authority that seeks to restrain or prohibit the purchase and sale of the Convertible Notes or any of the other transactions contemplated by this Agreement.

              7.6 CONSENTS AND APPROVALS. All consents and approvals of all Governmental Authorities and all other Persons that are necessary to consummate the transactions contemplated hereby and for the Company to receive the benefits contemplated by this Agreement shall have been obtained.

8.       INDEMNIFICATION

              8.1 INDEMNIFICATION. (a) Subject to the terms and conditions of this Article 8 and Section 9.9 hereof, the Company agrees to indemnify and hold the Purchaser and each of its officers, directors and Affiliates harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "LOSSES"), including those arising from third-party claims, arising out of, based upon, attributable to or resulting from: (i) the failure of any of the representations or warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.8, 4.13, 4.14, 4.15, 4.18, 4.20, 4.21, 4.22 and 4.25 hereof, to be true and correct as of the Closing Date; and (ii) the breach of any covenant or other agreement on the part of the Company under the terms of this Agreement or any Transaction Document, in each case, to the extent not waived by the Purchaser.

                       (b) Subject to the terms and conditions of this Article 8 and Section 9.9 hereof, the Purchaser agrees to indemnify and hold the Company and each of its officers, directors and Affiliates harmless from and against any and all Losses, including those arising from third-party claims, arising out of, based upon, attributable to or resulting from: (i) the failure of any of the representations or warranties of the Purchaser set forth in Sections 3.1 through and including 3.8 hereof, to be true and correct as of the Closing Date; and
(ii) the breach of any covenant or other agreement on the part of the Purchaser under the terms of this Agreement or any Transaction Document.

              8.2 LIMITATIONS ON INDEMNIFICATION FOR BREACHES OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                       (a) An Indemnifying Party (as defined below) shall not have any liability to an Indemnified Party (as defined below) under clause (i) of Section 8.1(a) hereof or clause (i) of Section 8.1(b) hereof, as the case may be, unless the aggregate amount of Losses to such Indemnified Party finally determined to arise thereunder, based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, exceeds $750,000 (the "BASKET") and, subject to Section 8.2(b) below, and in such event, such Indemnifying Party shall only be required to pay the entire amount of such Losses in excess of the Basket.

                       (b) The aggregate amount that an Indemnified Party shall be entitled to recover pursuant to Section 8.1 for any Loss or Losses shall not exceed $50,000,000.

                       (c) The amount of an Indemnifying Party's liability under this Article 8 to an Indemnified Party for any Loss shall be determined by taking into account any insurance proceeds actually received by such Indemnified Party with respect to such Loss (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds).

                       (d) Except for claims of fraud or similar claims, the indemnification provided in this Article 8 shall be the sole and exclusive remedy after the Closing Date in the case of the Convertible Notes for any claims for indemnification relating to the subject matter of this Agreement for which indemnification is available; PROVIDED that nothing contained herein shall limit rights or remedies expressly provided for in this Agreement or any other Transaction Document or rights or remedies which, as a matter of applicable law or public policy, cannot be limited or waived.

              8.3      GENERAL INDEMNIFICATION PROCEDURES.

                       (a) A Person entitled to make a claim for indemnification under Section 8.1 (an "INDEMNIFIED PARTY") against a party (the "INDEMNIFYING PARTY") required thereunder to indemnify such Indemnified Party not involving a claim or action by a third party shall give written notice of the assertion of such claim covered by such indemnity to the Indemnifying Party, which notice shall set forth in reasonable detail, the amount of such claim and a description of the basis for such claim with reference to the provision of this Agreement or the Transaction Document under which liability is asserted. In the event that any suit, action or proceedings shall be instituted by any third party or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 8.1 or 8.2 (a "THIRD-PARTY CLAIM"), the Indemnified Party shall reasonably promptly cause written notice of the assertion of such Third Party Claim of which it has knowledge to be forwarded to the Indemnifying Party. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise take over control and deal with any Third-Party Claim, and if the Indemnifying Party elects to defend against, negotiate, settle or otherwise take over control and deal with any Third-Party Claim, the Indemnifying Party's choice of counsel must be reasonably satisfactory to the Indemnified Party, and the Indemnifying Party shall within twenty (20) days of such notice (or sooner, if the nature of the Third-Party Claim so requires) notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise take over control and deal with any Third-Party Claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third-Party Claim; PROVIDED, THAT if the Indemnifying Party contests its obligations to indemnify the Indemnified Party, and if it is finally determined that any such Third-Party Claim was not a claim for which indemnification was available under this Article 8, the Indemnified Party shall reimburse the Indemnifying Party for any expenses advanced on its behalf; PROVIDED, FURTHER, that the Indemnified Party shall keep the Indemnifying Party fully informed of the facts of the Third-Party Claim and the progress of the defense thereof. If the Indemnified Party defends any Third-Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable and documented expenses of defending such Third-Party Claim with respect to which it is entitled to be indemnified hereunder upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Third-Party Claim, the Indemnified Party may participate, at his, her or its own expense, in the defense of such Third-Party Claim; PROVIDED, HOWEVER, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party (as provided above) if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and PROVIDED, FURTHER, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Third-Party Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third-Party Claim.

                       (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement (which is reasonably acceptable to the Indemnifying Party) shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a claim for indemnification under Section 8.1, including any Third-Party Claim, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement, with respect to such matter and the Indemnifying Party shall be required to make payment of all sums so due and owing to such Indemnified Party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

                       (c) The failure of the Indemnified Party to give reasonably prompt notice of any Third-Party Claim shall not release, waive or otherwise affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

              8.4 TAX TREATMENT OF INDEMNITY PAYMENTS. The parties agree that any indemnity payment made pursuant to this Article 8 (an "INDEMNITY PAYMENT") shall be treated by the parties for all tax purposes as an adjustment to the Notes Purchase Price.

9.       MISCELLANEOUS

              9.1 SUCCESSORS AND ASSIGNS. No party may assign this Agreement or any of its rights or obligations hereunder to any Person without the prior written consent of the other party; PROVIDED, HOWEVER, that the Purchaser may assign its rights and obligations hereunder to any direct or indirect majority-owned subsidiary of Verizon Communications Inc. to whose board of directors or comparable governing body Verizon Communications Inc. or one of its majority-owned subsidiaries appointed a majority of the members; PROVIDED, that, any such assignee shall agree in writing to be bound hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Article 8, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

              9.2 AMENDMENTS; ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing making specific reference hereto and signed and delivered by each other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

              9.3 ENTIRE AGREEMENT. This Agreement, the other Transaction Documents, the Old Securities Purchase Agreement, the Equity Registration Rights Agreement and the Notes Registration Rights Agreement embody the entire agreement and understanding of the parties and supersede all prior agreements or understandings with respect to the subject matter thereof.

              9.4      FEES, COSTS AND EXPENSES. Except as otherwise provided in
Article 8, all fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby, shall be the sole and exclusive responsibility of the Company. In addition, if any other fees or expenses are paid by the Company in connection with the Affiliate Financing Documents, the Purchaser shall be entitled to receive fees and expenses on substantially similar terms.

              9.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              9.6 GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH

STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PURCHASER AND THE COMPANY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE FEDERAL OR NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS ON THE PURCHASER OR THE COMPANY IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 9.8 HEREOF.

              9.7 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE TRANSACTION DOCUMENTS.

              9.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective (i) upon receipt if delivered personally,
(ii) upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier), and (iii) on the next Business Day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

              If to the Company:

              Robert Sokota, Esq.
              Metromedia Fiber Network, Inc.
              One North Lexington Avenue
              White Plains, New York 10601
              Telecopy Number:  (914) 421-6793

              with copies to:

              David Persing, Esq.
              Metromedia Company
              One Meadowlands Plaza
              East Rutherford, New Jersey  07073-2137
              Telecopy Number:  (201) 531-2803

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York  10019-6064
              Attn:  Douglas A. Cifu, Esq.
              Telecopy Number:  (212) 757-3990

              If to the Purchaser:

              Verizon Investments Inc.
              3900 Washington Street, 2nd Floor
              Wilmington, Delaware 19802
              Attn:  President
              Telecopy Number:  (302) 761-4228

              with copies to:

              Verizon Communications Inc.
              1095 Avenue of the Americas
              New York, New York  10036
              Attn: Associate General Counsel-Strategic Transactions Telecopy Number: (212) 764-2739

              and

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, New York  10153
              Attn:  Frederick S. Green, Esq.
              Telecopy Number:  (212) 310-8007


The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

              9.9 SURVIVAL. The representations and warranties contained in Sections 3.1 through and including 3.8 and Sections 4.4, 4.7, 4.13, 4.14,
4.18 and 4.21 hereof, and the applicable obligations of the parties to indemnify each other pursuant to Section 8.1 hereof, shall survive the execution, delivery and acceptance hereof by the parties hereto and the Closing, and any examination or due diligence inquiry by a party hereto, until October 1, 2002, and the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.6, 4.8, 4.15, 4.20, 4.22 and 4.25 shall survive until the expiration of all applicable statutes of limitation (including any extensions thereof). Except as set forth in the preceding sentence, no other representation or warranty in this Agreement shall survive the Closing. All covenants and agreements contained in this Agreement (which terms do not include representations and warranties) shall, except as provided in such covenant or agreement, survive the Closing and shall remain operative and in full force and effect. The obligations to indemnify and hold harmless a Person pursuant to Article 8 hereof shall survive only until the expiration of the applicable survival period referred to above for the representation and warranty under which the claim for indemnification is being made; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not

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

terminate with respect to any such item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a bona fide good faith claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

              9.10 SECTION AND OTHER HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

              9.12 PUBLICITY. Neither the Purchaser nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject, in any such case, to advance consultation with the Purchaser.

              9.13 REMEDIES. Subject to Section 8.2(d), the Purchaser's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Purchaser may have under any other agreement, including the other Transaction Documents, by operation of law or otherwise.

                     [Signatures appear on following page.]

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

                                            METROMEDIA FIBER NETWORK, INC.


                                            By: /s/ Nick Tanzi
                                                --------------------------------
                                                Name:  Nick Tanzi
                                                Title: President and CEO


                                            VERIZON INVESTMENTS INC.


                                            By: /s/ Phil Seskin
                                                --------------------------------
                                                Name:  Phil Seskin
                                                Title: Senior Vice President




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